Exhibit 99.1



                 U. S. STEEL ANNOUNCES OFFERING OF SENIOR NOTES

     PITTSBURGH, May 6, 2003 - United States Steel Corporation (NYSE: X)

announced today that it intends to sell $350 million of Senior Notes. The offering is being made in connection with the proposed acquisition of substantially all of National Steel's integrated steel assets, which is expected to close later this month. The prospectus and prospectus supplement contain an updated outlook for U. S. Steel and additional details concerning the proposed acquisition.

     The notes will be registered under the Securities Act. This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.  JP Morgan

Securities Inc. and Goldman, Sachs & Company will be joint book runners for this offering.  Copies of the prospectus and prospectus supplement related to the public offering may be obtained from J.P. Morgan Securities Inc., Prospectus

Department, One Chase Manhattan Plaza, New York, NY  10081 (Telephone Number

212-552-5121).

     U. S. Steel also announced that it will be seeking consent from holders of its 10.75% Senior Notes due August 1, 2008, to amend the Indenture governing such Notes. The proposed amendments are intended to conform certain provisions of the Indenture governing these notes to the indenture governing the new notes.

The amendment contemplated by this consent is not necessary to the closing and financing of the National acquisition.

     The record date to determine note holders entitled to consent is May 6,

2003. The consent solicitations will expire on May 13, 2003, unless extended.

U. S. Steel will pay a consent fee of $1.25 in cash for each $1,000 principal amount of notes for which a consent is validly delivered and not revoked.

Payments for the consents will be conditioned upon, among other things,

receiving consents from holders of a majority in principal amount of outstanding notes.

     Terms and conditions of the consent solicitations relating to the proposed amendments are contained in Consent Solicitation Statements that are being distributed to the holders of notes. Holders of notes may obtain copies of the relevant Consent Solicitation Statements and related material from the information agent, Georgeson Shareholder, at (212) 440-9800 or 1-800-790-4667.

     JP Morgan Securities Inc. (JPMorgan) and Goldman, Sachs & Company (Goldman

Sachs) are joint solicitation agents for the consent solicitations. Questions regarding the consent solicitations may be directed to JPMorgan at (212) 270-

7967 and Goldman Sachs at (212)-902-6351.


     The preceding includes "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 which are based on (1) a number of assumptions concerning future events made by management and (2) information currently available to management. Readers are cautioned not to put undue reliance on such forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other facts, many of which are outside United States Steel Corporation's control, that could cause actual events to differ materially from such statements. The completion of the securities offering is subject to developments in the financial markets and factors effecting the business of United States Steel including steel shipments and prices, import levels, customer inventory levels, plant operating performance and U.S. and European economic performance. U. S. Steel has included in Form 10-K for the year ended December 31, 2002 and in its subsequent filings cautionary statements identifying important factors, but not necessarily all factors, that could cause actual results to differ materially from those set forth in the forward-looking statements.

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